Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Accolade, Inc.:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus included in such Registration Statement.

/s/ KPMG LLP

Philadelphia, Pennsylvania

October 21, 2020